EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Carter Validus Mission Critical REIT II, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Tampa, Florida
December 12, 2019